UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2014

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

(Exact name of registrant as specified in its charter)

MARYLAND	1-13232	84-1259577
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4582 SOUTH ULSTER STREET SUITE 1100, DENVER, CO	80237
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 757-8101

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 8, 2014, Apartment Investment and Management Company (the “Company”) filed a prospectus supplement to its Registration Statement on Form S-3ASR (File No. 333-195133) (the “Registration Statement”) relating to the offering and sale of up to 3,486,500 shares (the “Offered Class A Common Stock”) of the Company’s Class A common stock, par value $.01 per share, from time to time through the Company’s existing “at the market” equity offering program under which KeyBanc Capital Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC act as sales agents.

Also on April 8, 2014, the Company filed a prospectus supplement to the Registration Statement relating to the offering and sale of up to 3,525,757 shares (the “Offered Class Z Preferred Stock”) of the Company’s Class Z Cumulative Preferred Stock, par value $.01 per share, from time to time through the Company’s existing “at the market” equity offering program under which MLV & Co. LLC acts as sales agent.

In connection with the foregoing, the Company is filing as exhibits to this report opinions of DLA Piper LLP (US) with respect to the validity of the Offered Class A Common Stock and the Offered Class Z Preferred Stock.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

5.1	Opinion of DLA Piper LLP (US)

5.2	Opinion of DLA Piper LLP (US)

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.2)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
Date: April 8, 2014

	By:	/s/ Ernest M. Freedman
		Name:	Ernest M. Freedman
		Title:	Executive Vice President and Chief Financial Officer